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                                                                     Exhibit 21

List of Subsidiaries

                                            Northway Financial, Inc.
                                       2003 Annual report on Form 10-K
                                        Subsidiaries of the Registrant


                                                        Jurisdiction of
Name of Significant Subsidiary       % Owned             Incorporation
------------------------------       -------             -------------

Berlin City Bank                         100            New Hampshire
Pemigewasset National Bank               100            United States
Northway Capital Trust I                 100            Delaware
Northway Capital Trust II                100            Delaware